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Alliance One International, Inc. 8001 Aerial Center Parkway Post Office Box 2009 Morrisville, NC 27560-2009 USA	Tel: 919 379 4300 Fax: 919 379 4346 www.aointl.com

NEWS RELEASE		Contact:	Joel Thomas
(919) 379-4300

Alliance One International, Inc. Proposes Change in Corporate Name to Pyxus International, Inc.

Morrisville, NC – July 16, 2018 – Alliance One International, Inc. (NYSE: AOI) today announced that it plans to seek shareholder approval to change its name to Pyxus International, Inc., at the company’s Annual Meeting of Shareholders to be held on August 16, 2018.

On February 8, 2018, the company announced an ambitious transformation plan, called “One Tomorrow,” intended to drive future growth opportunities and reshape its brand as the trusted provider of responsibly-produced, independently-verified, sustainable, and traceable agricultural products, ingredients and services. As part of its “One Tomorrow” long-term business strategy, the company is actively pursuing new business lines focused on agricultural products that are value-added or require some degree of processing, with higher margin and growth potential than its leaf tobacco business and that play well to its strengths. The company has previously announced several extensions into new business lines, namely e-liquids, industrial hemp under a federal pilot program and legal cannabis in Canada.

“Inspired by the Greek word for compass, the new name, Pyxus, expresses our commitment to exploring new directions for the benefit of our people, our products and the planet. We are a 145-year-old agricultural company that keeps the farmer at the heart of everything we do, and we are pursuing a larger purpose-driven vision with the goal of transforming people’s lives so that together we can grow a better world,” said Pieter Sikkel, President and Chief Executive Officer. “Pyxus International, Inc. reflects the Company’s diverse global operations and our intention to continue broadening our business portfolio over the next three to four years by focusing on consumer-driven agricultural products. The Alliance One name will remain with the tobacco business to honor the legacy and history of the brand, which includes its strong reputation for sustainable farming, innovation and community partnership.”

The company has filed a definitive proxy statement today with the Securities and Exchange Commission that includes the proposal to amend the company’s Amended and Restated Articles of Incorporation to change the company’s name. Subject to receipt of shareholder approval and upon the effectiveness of the change in the company’s corporate name, it also plans to change its NYSE ticker symbol from “AOI” to “PYX” and will announce the date trading under the new symbol will commence. Further detail on the brand, structure and strategy will be discussed at the upcoming Investor and Analyst Day on September 12, 2018, in New York City.

About Alliance One International, Inc.

Alliance One International (NYSE: AOI) is an agricultural company that delivers value-added products and services to businesses and customers, and is a trusted provider of responsibly-sourced, independently-verified, sustainable and traceable products and ingredients.